Exhibit 3.10

AMENDMENT NO. 1 TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GENESIS ENERGY, LLC

This Amendment No. 1, dated as of June 11, 2010 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Genesis Energy, LLC, a Delaware limited liability company (the “Company”), is entered into by and among the Members of the Company.  Capitalized terms used but not defined herein are used as defined in the LLC Agreement.

WHEREAS, as of even date herewith, Members holding at least a majority of the outstanding Series A Units of the Company approved this Amendment;

NOW, THEREFORE, it is hereby agreed as follows:

Amendment.  Section 8.7 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

THIS AGREEMENT, IS NOT INTENDED TO, AND DOES NOT, CREATE OR IMPOSE ANY FIDUCIARY DUTY OR LIABILITY ON ANY OF THE MEMBERS OR DIRECTORS OR ANY OTHER PERSON OR ENTITY AFFILIATED WITH ANY OF THE MEMBERS OR DIRECTORS.  SUBJECT TO THE THIRD TO LAST SENTENCE IN THIS SECTION 8.7, TO THE FULLEST EXTENT PERMITTED BY LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THERE SHALL NOT BE ANY DUTY, FIDUCIARY OR OTHERWISE, OWED BETWEEN THE MEMBERS (OR BY A MEMBER TO THE COMPANY), OR BY ANY OF THE DIRECTORS TO THE MEMBERS OR TO THE COMPANY THAT MAY BE IMPOSED BY LAW UPON A DIRECTOR OR MEMBER BY VIRTUE OF SUCH PERSON’S STATUS AS A “MANAGER” OR “MEMBER” (AS SUCH TERMS ARE USED IN THE ACT) OF A DELAWARE LIMITED LIABILITY COMPANY.  SUBJECT TO THE THIRD TO LAST SENTENCE IN THIS SECTION 8.7, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, EACH OF THE MEMBERS ACKNOWLEDGES AND AGREES THAT EACH MEMBER, IN ITS CAPACITY AS A MEMBER, AND EACH DIRECTOR MAY DECIDE OR DETERMINE ANY MATTER SUBJECT TO THE APPROVAL OF SUCH MEMBER OR ANY SUCH DIRECTOR PURSUANT TO ANY PROVISION OF THIS AGREEMENT IN THE SOLE AND ABSOLUTE DISCRETION OF SUCH MEMBER OR ANY SUCH DIRECTOR, AND IN MAKING SUCH DECISION OR DETERMINATION SUCH MEMBER OR ANY SUCH DIRECTOR SHALL HAVE NO DUTY, FIDUCIARY OR OTHERWISE, TO ANY OTHER MEMBER OR TO THE COMPANY, IT BEING THE INTENT OF ALL MEMBERS THAT SUCH MEMBER, IN ITS CAPACITY AS A MEMBER, AND EACH DIRECTOR HAVE THE RIGHT TO MAKE SUCH DETERMINATION SOLELY ON THE BASIS OF ITS OWN INTERESTS OR THE INTERESTS OF THE MEMBER(S) THAT DESIGNATED SUCH DIRECTOR.  EACH OF THE COMPANY AND THE MEMBERS HEREBY AGREES THAT ANY CLAIMS AGAINST, ACTIONS, RIGHTS TO SUE, OTHER REMEDIES OR OTHER RECOURSE TO OR AGAINST THE MEMBERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND EACH DIRECTOR, FOR OR IN CONNECTION WITH ANY SUCH DECISION OR DETERMINATION, IN EACH CASE WHETHER ARISING IN COMMON LAW OR EQUITY OR CREATED BY RULE OF LAW, STATUTE, CONSTITUTION, CONTRACT (INCLUDING THIS AGREEMENT) OR OTHERWISE, ARE IN EACH CASE EXPRESSLY RELEASED AND WAIVED BY THE COMPANY AND EACH MEMBER, TO THE FULLEST EXTENT PERMITTED BY LAW, AS A CONDITION OF, AND AS PART OF THE CONSIDERATION FOR, THE EXECUTION OF THIS AGREEMENT AND ANY RELATED AGREEMENT, AND THE INCURRING BY THE MEMBERS OF THE OBLIGATIONS PROVIDED IN SUCH AGREEMENTS.  NOTHING HEREIN SHALL BE DEEMED TO ALTER THE CONTRACTUAL OBLIGATIONS OF A MEMBER TO ANOTHER MEMBER OR TO THE COMPANY PURSUANT TO THIS AGREEMENT.  IN MAKING SUCH EXPRESS WAIVER OF FIDUCIARY DUTIES, THE MEMBERS RECOGNIZE, ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY RESTRICT OR ELIMINATE THE DUTIES OR LIABILITIES OF A PARTICULAR PERSON OTHERWISE EXISTING AT LAW OR IN EQUITY, REPLACE SUCH DUTIES AND LIABILITIES EXISTING AT LAW OR IN EQUITY OF SUCH PERSON.  NOTHING CONTAINED IN THIS SECTION 8.7 IS INTENDED TO, OR SHALL, ELIMINATE, REDUCE OR ALTER IN ANY FASHION ANY FIDUCIARY OR OTHER DUTIES (IF ANY) OWED BY THE INDEPENDENT DIRECTORS TO HOLDERS OF THE EQUITY (OTHER THAN THE HOLDERS OF THE GENERAL PARTNER INTEREST) OF GENESIS, WHICH DUTIES, IF ANY, ARE INTENDED TO BE GOVERNED BY THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GENESIS (THE “LIMITED PARTNERSHIP AGREEMENT”), AS CURRENTLY OR SUBSEQUENTLY AMENDED, TO THE EXTENT APPLICABLE.  NOTWITHSTANDING ANY OTHER TERMS OF THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, OR ANY OBLIGATION OR DUTY AT LAW OR IN EQUITY, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, NONE OF THE DIRECTORS SHALL BE LIABLE TO THE COMPANY, ANY MEMBER OR ANY OTHER PERSON FOR ANY BREACH OF ANY FIDUCIARY OR OTHER DUTIES, WHETHER OR NOT CONTAINED IN THE LIMITED PARTNERSHIP AGREEMENT.  NOTHING IN THIS SECTION 8.7 SHALL CREATE ANY DUTY OR LIABILITY THAT DOES NOT EXIST AT LAW OR IN EQUITY.

B.  Agreement in Effect. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

C.  Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

D.  Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to take effect as of the date first written above.

MEMBERS,*
by their agent and attorney-in-fact,
Robert C. Sturdivant,
in his capacity as a Director of the Company

/s/ Robert C. Sturdivant
Robert C. Sturdivant
Director

*  As of even date herewith, at least a majority of the Members approved amending the LLC Agreement as contemplated hereby.  Pursuant to Section 14.5(b) of the LLC Agreement, each Member has appointed each Director of the Company designated by the Quintana Entity, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file any amendment of any provision of the LLC Agreement that has been approved in accordance with the LLC Agreement.  Robert C. Sturdivant is a Director of the Company and was so designated by the Quintana Entity.  Mr. Sturdivant executed this Amendment on behalf of the Members who approved it, in his capacity as their agent and attorney-in-fact pursuant to Section 14.5(b) of the LLC Agreement.

[ Signature Page of Amendment No. 1 to LLC Agreement of Genesis Energy, LLC ]